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                                                                    EXHIBIT 23.3




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-42988, No. 33-43809, No. 33-76226, No. 33-85018, and No.
333-00097) of USA Waste Services, Inc. and the related Prospectuses, and in the Registration Statements (Form S-4, No. 33-60103, No. 33-63981, and No. 333-02181) of USA Waste Services, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8, No. 33-43619, No. 33-59807, No. 33-61621, No. 33- 61625, No. 33-61627, No. 33-72436, No. 33-84988, and No.
33-84990) of USA Waste Services, Inc. and the related Prospectuses of our report, dated August 25, 1995 (except Note 8, as to which the date is September 12, 1995), with respect to the consolidated financial statements of Western Waste Industries for the year ended June 30, 1995, included in this Current Report on Form 8-K/A, Amendment No. 2, dated June 28, 1996



ERNST & YOUNG LLP

Long Beach, California
June 28, 1996